SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES AND EXCHANGE ACT of 1934

December 30, 2003
Date of Report
(Date of earliest event reported)

G REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-50261	52-2362509

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Centerpoint Corporate Center—Kent, Washington

     On December 30, 2003, G REIT, Inc. (the “Company”) through its wholly owned subsidiary, GREIT—Centerpoint Corporate Park, LLC, a Washington limited liability company, purchased Centerpoint Corporate Park located in Kent, Washington. The seller was an unaffiliated third party. The total purchase price for the property was approximately $54,220,000. The Company financed the purchase with approximately $25,000,000 in borrowings under our credit facility with LaSalle Bank National Association. The Company is required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. The Company paid an acquisition fee to Triple Net Realty, Inc. (“Realty”), an affiliate of the Company’s advisor, of $1,626,600, or approximately 3.0% of the purchase price.

     Centerpoint consists of a four-building portfolio totaling approximately 435,784 square feet built in 1985 and renovated in 2000. The buildings are part of an eight-building, 735,000 square-foot Class A suburban master-planned corporate campus built on 40.29 acres in Kent, Washington, a suburb of Seattle. Centerpoint provides convenient access to Interstates 405 and 5 and the cities of Seattle and Tacoma are each within a 25-minute drive from the property. The Seattle-Tacoma International Airport is five miles southeast of the property.

     Centerpoint is approximately 67% leased to 21 tenants. At the date of acquisition, PASC (Patient Accounting Services Corporation), Alaska Airlines and United Airlines occupied approximately 13.6%, 9.2% and 7.2% of the property, respectively. One lease totaling less than 1% of the property’s gross leaseable area expires during the next twelve months.

     The Company does not anticipate making any significant repairs or improvements to Centerpoint over the next few years except for costs associated with leasing up the property. A Phase I environmental assessment completed in connection with the purchase of Centerpoint found no hazardous conditions. For federal income tax purposes, Centerpoint’s depreciable basis is approximately $47,000,000.

     The Company has retained Realty to manage Centerpoint for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial Statements

     It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

Exibits

10.01	Purchase and Sale Agreement and Joint Escrow Instructions dated as of September 26, 2003 by and between Intrarock 1, LLC and Triple Net Properties, LLC.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.

Date: January 9, 2004	By:	/s/ ANTHONY W. THOMPSON

Anthony W. Thompson President and Chief Executive Officer

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EXHIBIT INDEX

Exhibits	Description

10.01	Purchase and Sale Agreement and Joint Escrow Instructions dated as of September 26, 2003 by and between Intrarock 1, LLC and Triple Net Properties, LLC.